UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2010

Smart Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2010, Smart Online, Inc. (the “Company”) and Atlas Capital S.A., a Swiss business organization (“Atlas”), entered into an amendment (the “Second Amendment”) to the Reimbursement Agreement, dated November 10, 2006, between the Company and Atlas (as subsequently amended, the “Reimbursement Agreement”).

The terms of the Reimbursement Agreement were previously reported in the Forms 8-K filed by the Company on November 14, 2006 and February 22, 2008.  Atlas previously procured a letter of credit in favor of Paragon Commercial Bank (“Paragon”) to serve as security under the Company’s revolving credit arrangement between the Company, as borrower, and Paragon, as lender. The Reimbursement Agreement sets forth the terms by which Atlas may be reimbursed by the Company for any drawdowns by Paragon on the letter of credit. The Second Amendment provides that Atlas may elect, in its sole discretion, to be reimbursed by the Company for any such drawdowns in either common stock of the Company, bonds, or cash.  Prior to such amendment, the Reimbursement Agreement allowed the Company to reimburse Atlas in either cash or stock, at the Company’s election.

As previously reported in the Company’s filings with the Securities and Exchange Commission, Atlas is a beneficial owner of 10% or more of the Common Stock of the Company, and an “Investor” as defined in the Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007 (as amended, the “Note Purchase Agreement”), between the Company and certain Investors, under which the Company is entitled to elect to sell to the Investors, and the Investors are obligated to buy convertible promissory notes  (the “Notes”).  The terms of the Note Purchase Agreement and the Notes were previously described, as applicable, in the Form 10-Q filed by the Company on November 14, 2007, and the Forms 8-K filed by the Company on November 21, 2008 and February 25, 2009.

The Company entered into the Second Amendment in consideration for a waiver from the Investors. Sales of Notes to the Investors are subject to certain conditions, including the absence of events or conditions that could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Note Purchase Agreement. The agent for the Investors has advised the Company that the Company’s obligations to Dennis Michael Nouri and Reza Eric Nouri, former officers of the Company who have obtained a judgment against the Company for the advancement of expenses incurred by them in connection with their defense of certain criminal and civil actions, may constitute such a material adverse effect. However, Atlas, as the majority Investor, advised the Company that it would be willing to waive the foregoing funding conditions relating to the judgment if, and for so long as, the Nouris do not actively pursue enforcement of such judgment, and, in addition, if the Company entered into the Second Amendment.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To fill a vacancy in the Board of Directors (the “Board”), the members of the Board unanimously appointed Amir Elbaz as a director of the Company, effective January 15, 2009, to serve until his successor is duly elected and qualified.

Mr. Elbaz currently advises technology and renewable energy companies on business strategy, restructuring and business development initiatives.  Mr. Elbaz served as the Executive Vice President & Chief Financial Officer of Lithium Technology Corporation (“LTC”) until November 2008.  Mr. Elbaz joined LTC in 2006 to oversee finances and marketing, as well as business development.

Prior to joining LTC, Mr. Elbaz served as a Senior Associate of Arch Hill Capital NV, a Dutch venture firm, from 2005-2006.  During 2004 and most of 2005 Mr. Elbaz served as Vice President of Corporate Finance at Yorkville Advisors, where Mr. Elbaz sourced, structured and managed investments in more than a dozen public and private companies.  Prior to joining Yorkville Advisors, Mr. Elbaz served for several years as an Analyst with the Economic Department in the Procurement Mission of the Israeli Ministry of Defense in New York City.  In that capacity Mr. Elbaz co-headed multi-million dollar negotiations with first tier technology companies, and was in charge of the financial aspects of the day-to-day operations.

Mr. Elbaz holds a B.A. from the University of Haifa, Israel, and an MBA in Finance & Investments from Bernard Baruch College, CUNY, New York.  Following his MBA graduation, Mr. Elbaz was elected to the International Honorary Finance Society of Beta Gamma Sigma.

There is no arrangement or understanding between Mr. Elbaz and the Company, or to the Company’s knowledge, between Mr. Elbaz and any other person pursuant to which Mr. Elbaz was selected as a director.

Mr.  Elbaz has been determined by the Board to be “independent” within the meaning of the Nasdaq Marketplace Rules definition of that term.  Mr. Elbaz was appointed by the Board to serve on the Audit Committee of the Board.

There have been no transactions, and no transactions are proposed, by Mr. Elbaz with related persons as defined by Item 404(a) of Regulation S-K.

Mr. Elbaz will receive compensation in the amount of $1,500 per month as a director of the Company.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 13, 2010, the Company amended and restated the Fifth Amended and Restated Bylaws of the Company in its entirety.  The Sixth Amended and Restated Bylaws (the “Bylaws”) modifies the prior bylaws by providing for changes to the Company’s policies on the indemnification and advancement of directors and officers, which previously required the Company to provide indemnification and advancement rights to the greatest extent permitted under law.  The Bylaws now require the Company to indemnify and advance certain expenses to directors and officers and others acting on the Company’s behalf as may be required by Delaware law, or if a majority of the disinterested members of the Board, or a duly appointed committee thereof, determine that the person requesting indemnification acted in good faith in the performance of his or her duties to the Company.  Furthermore, under the Bylaws, indemnification would not be available for any director or officer who was terminated for “cause” or who was convicted of a felony.

A copy of the Bylaws are attached as Exhibit 3.1 to this Form 8-K, and is incorporated into this Item 5.03 by reference.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished with this Report:

Exhibit 3.1            Sixth Amended and Restated Bylaws of Smart Online, Inc., effective January 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

January 20, 2010	By:	/s/Dror Zoreff
Name: Dror Zoreff
Title: Chairman of the Board